Exhibit 99.1

News Release Contact: Michael A. Kuglin Chief Financial Officer & Chief Accounting Officer P.O. Box 206, Whippany, NJ 07981-0206 Phone: 973-503-9252

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FOR IMMEDIATE RELEASE

Suburban Propane Partners, L.P. to Hold

Fiscal 2021 Full Year and Fourth Quarter Results Conference Call

Whippany, New Jersey, October 20, 2021 -- Suburban Propane Partners, L.P. (NYSE:SPH), announced today that it has scheduled its Fiscal 2021 Full Year and Fourth Quarter Results Conference Call for Thursday, November 11, 2021 at 9:00 AM Eastern Time.

Analysts, investors and other interested parties are invited to listen to management’s discussion of Fiscal 2021 Full Year and Fourth Quarter results and business outlook by accessing the call via the internet at www.suburbanpropane.com, or by telephone as follows:

Phone #: (888) 317-6003

Access Code:  6079632

Ask for: Suburban Propane’s Fiscal 2021 Full Year and Fourth Quarter Results Conference Call.

In addition, a replay of the conference call will be available from 12:00 PM Eastern Time, Thursday, November 11, 2021 until 12:00 AM Eastern Time, Thursday, November 18, 2021 and can be accessed by dialing (877) 344-7529, Access Code 10160600. The replay will also be available via Suburban’s website until the replay for next quarter’s call is posted.

About Suburban Propane Partners, L.P.

Suburban Propane Partners, L.P. (“Suburban Propane”) is a publicly traded master limited partnership listed on the New York Stock Exchange.  Headquartered in Whippany, New Jersey, Suburban Propane has been in the customer service business since 1928 and is a nationwide distributor of propane, renewable propane, fuel oil and related products and services, as well as a marketer of natural gas and electricity and an investor in low carbon fuel alternatives, servicing the energy needs of approximately 1 million residential, commercial, governmental, industrial and agricultural customers through approximately 700 locations across 41 states.  Suburban Propane is supported by three core pillars: (1) Suburban Commitment – showcasing the Suburban Propane’s 90+ year legacy, and ongoing commitment to the highest standards for dependability, flexibility, and reliability that underscores Suburban Propane’s commitment to excellence in customer service; (2) SuburbanCares – highlighting continued dedication to giving back to local communities across the Suburban Propane’s national footprint and (3) Go Green with Suburban Propane - promoting the clean burning and versatile nature of propane and renewable propane as a bridge to a green energy future and developing the next generation of renewable energy.  For additional information on Suburban Propane, please visit www.suburbanpropane.com.

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